                                                                    Exhibit 4.11







================================================================================






                                   ONEOK, INC.

                                   7.75% NOTES

                                    Due 2005


                                 ---------------


                          SIXTH SUPPLEMENTAL INDENTURE

                            Dated as of March 1, 2000


                                 ---------------


                    Chase Bank of Texas, National Association
                                     TRUSTEE




================================================================================

       THIS SIXTH SUPPLEMENTAL INDENTURE is made as of the 1st day of March, 2000, by and between ONEOK, INC., an Oklahoma corporation (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                              W I T N E S S E T H:

       WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 24, 1998 (the "Original Indenture"), with the Trustee;

       WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Sixth Supplemental Indenture, is herein called the "Indenture";

       WHEREAS, under the Original Indenture, a new series of Securities may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

       WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

       WHEREAS, all conditions necessary to authorize the execution and delivery of this Sixth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

       NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                              7.75% NOTES DUE 2005

       SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 7.75% Notes Due 2005 (the "Notes").

       There are to be authenticated and delivered $350,000,000 principal amount of Notes to be issued and delivered to the initial purchasers thereof at 99.837% of principal amount. The Company shall have the right to issue additional Notes at any time upon compliance with the applicable provisions of the Indenture. The Notes shall be issued in definitive fully registered form.

       The Notes shall be issued in the form of one or more Global Securities, each in substantially the form set out in Exhibit A hereto, except for changes to be reflected in the Exchange Notes (as hereinafter defined) by reason of their registration under the Securities Act of 1933, to eliminate provisions relating to liquidated damages, registration rights and transfer restrictions and to reflect interest accrual provisions. The initial Depositary with respect to the Notes shall be The Depository Trust Company.

       The Company will not pay Additional Amounts, as defined in Section 1008 of the Original Indenture.

       The form of the Trustee's Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

       Each Note shall be dated the date of authentication thereof. Each Note shall bear interest from the Original Issue Date, except for Exchange Notes, which shall bear interest from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor or, if no interest has been paid on that Note, from the Original Issue Date.

       The interest rate on the Notes will not be reset pursuant to Section 308(b) of the Original Indenture and the Stated Maturity shall not be extended pursuant to Section 309 of the Original Indenture.

       SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

       "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus .20%.

       "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

       "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Exchange Notes" means securities that will have terms identical in all material respects to the Notes (except with respect to liquidated damages, registration rights, transfer restrictions and interest accrual provisions), which will be offered in exchange for Notes tendered in exchange therefor at the option of the holders thereof, pursuant to an exchange offer for the then-outstanding Notes in accordance with the terms of the Registration Rights Agreement.

       "Interest Payment Dates" means March 1 and September 1 of each year.

       "Original Issue Date" means March 1, 2000.

       "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company and certified to the Trustee by the Company.

       "Reference Treasury Dealer" means (i) each of Banc of America Securities LLC, Banc One Capital Markets, Inc., First Union Securities, Inc., J.P. Morgan Securities Inc., PaineWebber Incorporated and Salomon Smith Barney Inc. (collectively, the "Initial Purchasers") and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and certify the same to the Trustee; and (ii) any other Primary Treasury Dealer selected by the Company and certified to the Trustee.

       "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company and certified to the Trustee by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

       "Registration Rights Agreement" means the agreement dated as of the date hereof, by and among the Company and the Initial Purchasers, which provides to the holders of Notes certain registration rights as set forth therein.

       "Regular Record Date" means February 15 in the case of a March 1 Interest Payment Date and August 15 in the case of a September 1 Interest Payment Date.

       "Stated Maturity" means March 1, 2005.

       SECTION 103. Payment of Principal and Interest. The principal of the Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 7.75% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date and on Stated Maturity. Accrued interest paid on Stated Maturity shall be paid to the Person to whom principal is paid. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than ten days prior to such Special Record Date.

       Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

       Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the office or agency of the Company in the Borough of Manhattan, City and State of New York or at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes shall be paid in such currency of the United

States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

       SECTION 104. Denominations. The Notes may be issued in denominations of $1,000 and any integral multiple thereof.

       SECTION 105. Global Securities. The Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

       Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

       A Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Notes.

       SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

       SECTION 107. Redemption at the Company's Option. The Notes will be redeemable, in whole or in part, at any time at the option of the Company at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that are payable after the date of redemption (the "Redemption Date") discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued but unpaid interest to the Redemption Date.

       Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on and after the Redemption Date.

       SECTION 108. Other Terms.

       The Notes will not have a sinking fund.

       Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

       Any redemption of less than all of the Notes shall, with respect to the principal thereof, be divisible by $1,000.

                                    ARTICLE 2

                            MISCELLANEOUS PROVISIONS

       SECTION 201. Recitals by Company. The recitals in this Sixth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Notes and of this Sixth Supplemental Indenture as fully and with like effect as if set forth herein in full.

       SECTION 202. Ratification and Incorporation of Original Indenture. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in the case of a conflict between this Sixth Supplemental Indenture and the Original Indenture, this Sixth Supplemental Indenture shall control.

       SECTION 203. Executed in Counterparts. This Sixth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

       SECTION 204. Parties Interested Herein. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Paying Agent and the registered owners of the Notes, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Paying Agent and the registered owners of the Notes.

            IN WITNESS WHEREOF, each party hereto has caused this Sixth Supplemental Indenture to be signed in its name and behalf by its duly authorized officers or signatories, all as of the day and year first above written.

ATTEST:                                            ONEOK, INC.



By: /s/ Deborah R. Barnes                          By: /s/ Jim Kneale
   ----------------------------------------           -------------------------



ATTEST:                                            CHASE BANK OF TEXAS, NATIONAL
                                                    ASSOCIATION, as Trustee


By:  /s/ Mauri J. Cowen                            By: /s/ John G. Jones
   -----------------------------------------           ------------------------
   Authorized Signatory                                Authorized Signatory

                                                                      EXHIBIT A


                                  FORM OF NOTE


                                   [Attached]

NOTE: FOLLOWING REGISTRATION OF THE NOTES UNDER THE SECURITIES ACT OF 1933, APPROPRIATE CHANGES WILL BE MADE IN THE FORM OF NOTE AS CONTEMPLATED BY THE INDENTURE.

       THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

================================================================================

No. __


                                   ONEOK, INC.
                              7.75% NOTES DUE 2005

                                CUSIP: 682680AG8

       ONEOK, Inc., an Oklahoma corporation (herein called "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

       CEDE & CO.

or registered assigns, the principal sum of

       *__________________ DOLLARS*

on March 1, 2005 and to pay interest on such principal sum at the rate of seven and three-fourths percent (7.75%) per annum.


================================================================================

       THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD,

PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), AS LONG AS THE REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN
(A) ABOVE.

       The Company will pay interest from March 1, 2000, semi-annually on March 1 and September 1 of each year, and on the date of maturity, commencing September 1, 2000 (each such date an "Interest Payment Date"), until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the holder of this Note (the "Holder") of record at the close of business on the regular record date (the "Regular Record Date") for such Interest Payment Date, which shall be February 15 (in the case of the March 1 Interest Payment Date) or August 15 (in the case of the September 1 Interest Payment Date), whether or not a Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of record of this Note at the close of business on a special record date (the "Special Record Date") fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, all as more fully provided in the Indenture.

       Payment of the principal of this Note and the interest thereof will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York or at the Corporate Trust Office of the Trustee in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                   ONEOK, INC.
                              7.75% Notes Due 2005

       This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more series, issued and to be issued under and pursuant to an Indenture dated as of September 24, 1998, as amended and supplemented by that certain Sixth Supplemental Indenture (the "Indenture"), duly executed and delivered by the Company to Chase Bank of Texas, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture) and is one of a series unlimited in aggregate principal amount and designated as 7.75% Notes Due 2005 (the "Notes"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of Securities (including Holders of the Notes).

       If (i)(a) the Company has not filed a registration statement
(the "Exchange Offer Registration Statement") under the Securities Act registering a security substantially identical to this Note (except that such note (the "Exchange Note") will not contain terms with respect to liquidated damages or transfer restrictions) pursuant to an exchange offer (the "Exchange Offer") within 120 days after this Note is issued (the "Issue Date"), (b) the Exchange Offer Registration Statement has not become or been declared effective within 210 days after the Issue Date or (c) the Exchange Offer has not been consummated within 35 days after the Exchange Offer Registration Statement is declared effective (unless changes in law or the applicable interpretations of the staff of the Division of Corporate Finance of the Securities and Exchange Commission do not permit the Company to effect the Exchange Offer) or (ii) a registration statement registering this Note for resale (a "Shelf Registration Statement") has not been declared effective (or shall thereafter cease to be effective, subject to certain exceptions, prior to the earlier of the second anniversary of the Issue Date and the date on which all transfer restricted notes have been sold thereunder) on or prior to the later of the 245th calendar day after the Issue Date and the 60th calendar day after the publication of the change in law or interpretation, then the interest rate borne by this Note will be increased by one-half of one percent per annum for the first 90 days following the deadline for the Exchange Offer Registration Statement to be filed or declared effective or for the Exchange Offer to be consummated, as applicable, in the case of clause (i) above, or following such 245th or 60th calendar day, as applicable, in the case of clause (ii) above, and will be increased by an additional one-half of one percent per annum after the end of such period, except under the circumstances described in the succeeding sentence, as liquidated damages. Upon (x) filing of the Exchange Offer Registration Statement after the deadline for it to be filed, declaration of the effectiveness of the Exchange Offer Registration Statement after the deadline for it to be declared effective or consummation of the Exchange Offer after the deadline for its consummation, as applicable, as described in clause (i) above, or (y) the effectiveness of the Shelf Registration Statement after the 245th or 60th calendar day, as applicable, described in clause (ii) above (or if the Shelf Registration Statement ceased to be effective as described above, after the Shelf Registration Statement again becomes effective subject to certain specified exceptions), any such increase in the interest rate will cease to be effective. The aggregate amount of liquidated damages pursuant to such provisions will not exceed one percent per annum.

       The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

       As long as this Note is represented in global form (the "Global Security") registered in the name of the Depository or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferable.

       If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

       The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding (as defined in the Indenture) of all series that are affected by such amendment or modification, except that certain amendments that do not adversely affect the rights of any holder of the Securities may be made without the approval of holders of the Securities. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or change the time of payment of any interest thereon, or reduce the aforesaid majority in aggregate principal amount of Securities of any series, consent of the holders of which is required for any such amendment or modification, without the consent of each Securityholder affected.

       Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the currency herein prescribed.

       The Notes may be redeemed, in whole or in part, at any time at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that are payable after the Redemption Date discounted to the Redemption Date on a semiannual basis (assuming a 360-day consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued but unpaid interest to the Redemption Date.

       In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder upon surrender hereof or otherwise reduced in accordance with the provisions of the Indenture. The Notes will not have a sinking fund.

       THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

       All terms used in this Note but not defined herein have the meanings assigned to them in the Indenture.

       Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                     ONEOK, INC.


                                     By:
                                           ------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------



                                     Attested:
                                              ---------------------------------
                                     Name:
                                              ---------------------------------
                                     Title:
                                              ---------------------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:
      -------------
This is one of the Notes referred to in the within-mentioned Indenture.


                              CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                                as Trustee


                              By:
                                 --------------------------------------
                                 Authorized Signatory

                  SCHEDULE OF EXCHANGES OF INTEREST IN THE NOTE

       The following exchanges of interests in this Note have been made:

                                                                            Principal Amount of
                          Amount of decrease     Amount of increase         this Note following        Signature of authorized
     Date of Exchange        in this Note           in this Note        such decrease or (increase)     signatory of Trustee


                             CERTIFICATE OF TRANSFER

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

       (Print or type assignee's name, address and zip code)

       (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint __________________ agent to transfer this Note on the books of ONEOK, Inc. The agent may substitute another to act for him.



----------------------------------------------------------------

Date:                    Your Signature:
     ------------------                 ------------------------

----------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.



       THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FIRST PAGE OF THE NOTE.

       THE SIGNATURE MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION PROGRAM).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 (the "Securities Act") after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by ONEOK, Inc. or any Affiliate, the undersigned confirms that such Notes are being transferred in accordance with the terms of such Notes:

CHECK ONE BOX BELOW

    (1)   [ ]  to ONEOK, Inc.; or

    (2)   [ ]  pursuant to an effective registration statement under the
               Securities Act; or

    (3)   [ ]  inside the United States to a "qualified institutional buyer"
               (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

    (4)   [ ]  outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

    (5)   [ ]  pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

------------------------------
Signature



Signature Guarantee:


-------------------------------             -------------------------------
[Signature must be guaranteed               Signature
by an eligible Guarantor
Institution (banks, stock
brokers, savings and loan
associations and credit
unions) with membership in
an approved guarantee
medallion program pursuant
to Securities and Exchange
Commission Rule 17Ad-15]





              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A under the Securities Act or has determined not to request such information and that it is aware that the transferor is relying upon the foregoing representations of the undersigned in order to claim the exemption from registration provided by Rule 144A under the Securities Act.


Dated:
       ----------------          ----------------------------------------------
                                 NOTICE: To be executed by an executive officer

                                                                      EXHIBIT B


                          CERTIFICATE OF AUTHENTICATION

       This is one of the Notes referred to in the within-mentioned Indenture.

                                       CHASE BANK OF TEXAS, NATIONAL
                                        ASSOCIATION, as Trustee [or Successor
                                        Trustee]



     Dated:                            By:
           -------------------------      -----------------------------------
                                          Authorized Signatory